UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On December 14, 2010, GMX Resources Inc., an Oklahoma corporation (“GMXR”), entered into an At-The-Market Issuance Sales Agreement (“Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which GMXR intends to sell shares (the “Shares”) of its 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), with aggregate gross proceeds of up to $62,712,500 (which will not exceed 3,000,000 shares) through MLV, from time to time.

The offering of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-150368) of GMXR, which was declared effective on June 25, 2008, and the prospectus supplement dated December 14, 2010, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act. Legal opinions related to the offer and sale of the Shares are attached as Exhibit 5.1 and Exhibit 8.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

5.1*	Legal Opinion of Crowe & Dunlevy, A Professional Corporation

8.1*	Legal Opinion of Andrews Kurth LLP

23.1	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: December 14, 2010	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Legal Opinion of Crowe & Dunlevy, A Professional Corporation

8.1*	Legal Opinion of Andrews Kurth LLP

23.1	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included in Exhibit 8.1)

*	Filed herewith.